Exhibit 99.1

      GRANITE CONSTRUCTION INCORPORATED REPORTS FIRST QUARTER 2006 RESULTS

    WATSONVILLE, Calif., April 26 /PRNewswire-FirstCall/ -- Granite Construction Incorporated (NYSE: GVA) today announced a net loss of $1.4 million, or $0.03 per diluted share for the first quarter ended March 31, 2006. This compares with a net loss of $8.3 million or $0.20 per share for the same period last year.

    William G. Dorey, president and chief executive officer, said, "I am pleased to report that the momentum that fueled the Branch Division's strong finish in 2005 has carried over into 2006. Despite very wet weather in March in a number of our West-coast markets, our branch business is off to a great start. The branches continue to capitalize on healthy public and private sector markets and a strong demand for our construction materials throughout the West. With regard to our Heavy Construction Division (HCD), we are disappointed that they did not contribute to our first quarter bottom line results as we had expected. We remain focused on the potential of our large project business and continue to work diligently to improve the gross margins on this work."

    Total Company Operating Results - Quarter

    The operating loss for the quarter was $3.8 million compared with $11.9 million for the first quarter ended March 31, 2005. Included in the first quarter 2006 results is a gain of approximately $2.3 million from the sale of an investment property as well as a higher level of equipment sales than in the prior period. Revenue for the first quarter 2006 totaled $496.0 million compared with $420.9 million a year ago. Total gross profit as a percent of revenue increased 1.7% to 8.1%. Backlog at March 31, 2006 totaled $2.5 billion compared with $2.6 billion at March 31, 2005.

    Operating Results by Division - Quarter

    Branch Division operating income for the quarter increased to $18.8 million compared with an operating loss of $1.1 million a year ago. Revenue for the division totaled $251.1 million, an increase of $32.4 million or 15% over the same period in 2005. Backlog increased 51% to $877.5 million compared with $582.8 million at March 31, 2005. Branch Division gross profit as a percent of revenue was 17.4% compared with 9.0% for the first quarter 2005. The increase in gross margin reflects approximately $7.0 million from the settlement of outstanding issues on two projects as well as higher profit margins for both construction and construction materials.

    HCD operating loss for the quarter was $12.1 million compared with a loss of $1.3 million in the first quarter 2005. The loss primarily reflects the recognition of significant increases in the estimated costs to complete six large projects. HCD revenue for the quarter totaled $244.8 million versus $202.0 million for the same period last year. Backlog was $1.7 billion at March 31, 2006 compared with $2.0 billion at March 31, 2005. HCD incurred a loss at the gross margin level of 1.2% of revenue compared with a profit of 3.5% of revenue for the first quarter 2005.

    Outlook

    Commenting on the Company's outlook, "Given the current prospects for our Branch Division, and assuming no significant downturn in market conditions, we expect the 2006 operating income for the division to meet or exceed the record level reached in 2005. Despite a disappointing start, we continue to expect incremental improvement from HCD in 2006," said Dorey.

    Financial Results

    The financial information in this announcement reflects the Company's preliminary results subject to completion of the quarterly review. The final quarterly financial results will appear in Granite's Form 10-Q, which will be filed on or before May 10, 2006.

    Conference Call

    Granite will conduct a conference call tomorrow, April 27, 2006, at 11:00 a.m. ET/ 8:00 a.m. PT to discuss the results for the quarter. The conference call will be Webcast live and can be accessed at http://www.graniteconstruction.com/investor-relations.

    Company Description

    Granite, a member of the S&P 400 Midcap Index, the Domini 400 Social Index and the Russell 2000, is one of the nation's largest diversified heavy civil contractors and construction materials producers. Granite Construction serves public and private sector clients through its offices nationwide. For more information about the company, please visit their website at www.graniteconstruction.com.

    This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represents our management's beliefs and assumptions concerning future events such as statements related to the existence of bidding opportunities and economic conditions on the Company's future results. Additionally, forward-looking statements include statements that can be identified by the use of forward-looking terminology such as "believes," "expects," "appears," "may," "will," "should," "look for," or "anticipates," or the negative thereof or comparable terminology, or by discussions of strategy. All such forward-looking statements are subject to risks and uncertainties that could cause actual results of operations and financial condition and other events, as well as the timing thereof, to differ materially from those expressed or implied in such forward-looking statements. Specific risk factors include, without limitation, changes in the composition of applicable federal and state legislation appropriation committees; federal and state appropriation changes for infrastructure spending; the general state of the economy; job productivity; accuracy of project estimates; weather conditions; competition and pricing pressures; and state referendums and initiatives. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. You should also understand that many important factors in addition to those discussed, referred to or incorporated by reference in this press release, could cause our results to differ materially from those expressed in the forward looking statements. In light of these risks and uncertainties, it is important to be aware that the forward looking events discussed in this release may not occur. We undertake no obligation to revise or update publicly any forward-looking statements to conform the statement to actual results or changes in the Company's expectations.

    For further information regarding risks and uncertainties associated with Granite's business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Risk Factors" sections of Granite's SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Granite's investor relations department at (831) 724-1011 or at Granite's website at www.graniteconstruction.com.

                        GRANITE CONSTRUCTION INCORPORATED
                        COMPARATIVE FINANCIAL SUMMARY
              (Unaudited - In Thousands, Except Per Share Data)

                                                Three Months Ended                  Year Ended
                                                     March 31,                       Variance
                                           ----------------------------    ----------------------------
                                               2006            2005           Amount         Percent
                                           ------------    ------------    ------------    ------------
Revenue
  Construction                             $    434,338    $    374,713    $     59,625            15.9
  Material sales                           $     61,630    $     46,221    $     15,409            33.3
    Total revenue                          $    495,968    $    420,934    $     75,034            17.8
Cost of revenue
  Construction                             $    403,960    $    354,381    $    (49,579)          (14.0)
  Material sales                           $     51,773    $     39,613    $    (12,160)          (30.7)
    Total cost of revenue                  $    455,733    $    393,994    $    (61,739)          (15.7)
Gross profit                               $     40,235    $     26,940    $     13,295            49.4
  Gross profit as a
   percent of revenue                               8.1%            6.4%            1.7%             --
General and administrative
 expenses                                  $     48,256    $     38,870    $     (9,386)          (24.1)
  G&A expenses as a percent
   of revenue                                       9.7%            9.2%           (0.5)%            --
Gain on sales of property
 and equipment                             $      4,238    $         26    $      4,212            ****
Other income (expense)
  Interest income                          $      4,733    $      2,159    $      2,574            ****
  Interest expense                         $     (1,395)   $     (2,031)   $        636            31.3
  Equity in loss of affiliates             $        (77)   $        (60)   $        (17)          (28.3)
  Other, net                               $       (606)   $        (73)   $       (533)           ****
    Total other income
     (expense)                             $      2,655    $         (5)   $      2,660            ****

Loss before benefit from
 income taxes and minority
 interest                                  $     (1,128)   $    (11,909)   $     10,781            90.5
Minority interest                          $     (1,067)   $        (50)   $     (1,017)           ****
Net loss                                   $     (1,422)   $     (8,267)   $      6,845            82.8

Net loss per share:
  Basic                                    $      (0.03)   $      (0.20)   $       0.17            85.0
  Diluted                                  $      (0.03)   $      (0.20)   $       0.17            85.0
Weighted average shares
 of common stock:
  Basic                                          40,739          40,485             254             0.6
  Diluted                                        40,739          40,485             254             0.6

**** Represents percentages greater than 100%

                        GRANITE CONSTRUCTION INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
           (Unaudited - In thousands, except share and per share data)

                                                      March 31,    December 31,
                                                        2006           2005
                                                    ------------   ------------
                        Assets
Current assets
   Cash and cash equivalents                        $    225,495   $    199,881
   Short-term marketable securities                       57,613         68,540
   Accounts receivable, net                              439,400        476,453
   Costs and estimated earnings in excess
    of billings                                           28,812         43,660
   Inventories                                            35,412         33,161
   Real estate held for sale                              50,189         46,889
   Deferred income taxes                                  22,586         22,996
   Equity in construction joint ventures                  26,359         27,408
   Other current assets                                   65,087         57,960

       Total current assets                              950,953        976,948

Property and equipment, net                              393,312        397,111

Long-term marketable securities                           42,932         32,960

Investment in affiliates                                  15,365         15,855

Other assets                                              46,879         49,356

             Total assets                           $  1,449,441   $  1,472,230

           Liabilities and Shareholders' Equity

Current liabilities
   Current maturities of long-term debt             $     29,041   $     26,888
   Accounts payable                                      220,284        232,807
   Billings in excess of costs and estimated
    earnings                                             231,475        208,883
   Accrued expenses and other current
    liabilities                                          121,325        140,569

       Total current liabilities                         602,125        609,147

Long-term debt                                           110,903        124,415

Other long-term liabilities                               53,670         46,556

Deferred income taxes                                     37,325         37,325

Minority interest in consolidated subsidiaries            30,822         33,227

Shareholders' equity
   Preferred stock, $0.01 par value,
    authorized 3,000,000 shares; none
    outstanding                                               --             --
   Common stock, $0.01 par value,
    authorized 100,000,000 shares;
    issued and outstanding 41,845,631
    shares in 2006 and 41,682,010 shares
    in 2005                                                  418            417
   Additional paid-in capital                             86,007         80,619
   Retained earnings                                     543,495        549,101
   Accumulated other comprehensive income                  2,206          1,602
   Unearned compensation                                 (17,530)       (10,179)

       Total shareholders' equity                        614,596        621,560

             Total liabilities and
              shareholders' equity                  $  1,449,441   $  1,472,230

                                                      March 31,    December 31,
Financial Position                                      2006          2005
-------------------------------------------------   ------------   ------------
   Working capital                                  $    348,828   $    367,801
   Current ratio                                            1.58           1.60
   Debt to total capitalization                             0.19           0.20
   Total liabilities to equity ratio                        1.36           1.37

                        GRANITE CONSTRUCTION INCORPORATED
                          REVENUE AND BACKLOG ANALYSIS
                       (Unaudited - Dollars In Thousands)

                                BY MARKET SECTOR

                                                                      Revenue
                                           -------------------------------------------------------------
                                            Three Months Ended March 31,             Variance
                                           -----------------------------   -----------------------------
                                                2006            2005           Amount         Percent
                                           -------------   -------------   -------------   -------------
Public Sector                              $     352,960   $     303,308   $      49,652            16.4
Private Sector                                    81,378          71,405           9,973            14.0
Aggregate sales                                   61,630          46,221          15,409            33.3
                                           $     495,968   $     420,934   $      75,034            17.8

                                                                      Backlog
                                           -------------------------------------------------------------
                                                      March 31,                      Variance
                                           -----------------------------   -----------------------------
                                               2006            2005            Amount         Percent
                                           -------------   -------------   -------------   -------------
Public Sector                              $   2,219,442   $   2,358,702   $    (139,260)           (5.9)
Private Sector                                   327,293         255,328          71,965            28.2
                                           $   2,546,735   $   2,614,030   $     (67,295)           (2.6)

                               BY GEOGRAPHIC AREA

                                                                      Revenue
                                           -------------------------------------------------------------
                                            Three Months Ended March 31,             Variance
                                           -----------------------------   -----------------------------
                                                2006            2005           Amount         Percent
                                           -------------   -------------   -------------   -------------
California                                 $     212,871   $     140,582   $      72,289            51.4
West (Excl. CA)                                  104,915         119,111         (14,196)          (11.9)
Midwest                                            9,879           8,001           1,878            23.5
Northeast                                         65,083          63,737           1,346             2.1
South                                            103,220          89,503          13,717            15.3
                                           $     495,968   $     420,934   $      75,034            17.8

                                                                      Backlog
                                           -------------------------------------------------------------
                                                      March 31,                      Variance
                                           -----------------------------   -----------------------------
                                               2006            2005            Amount         Percent
                                           -------------   -------------   -------------   -------------
California                                 $     671,689   $     608,352   $      63,337            10.4
West (Excl. CA)                                  629,705         350,314         279,391            79.8
Midwest                                           36,145         112,437         (76,292)          (67.9)
Northeast                                        381,578         631,730        (250,152)          (39.6)
South                                            827,618         911,197         (83,579)           (9.2)
                                           $   2,546,735   $   2,614,030   $     (67,295)           (2.6)

SOURCE  Granite Construction
    -0-                             04/26/2006
    /CONTACT: Jacque Underdown of Granite Construction Incorporated, +1-831-761-4741/
    /First Call Analyst: /
    /FCMN Contact: debbie.peterson@gcinc.com /
    /Web site:  http://www.graniteconstruction.com/